3Q24	FINANCIALRESULTS

BNY Reports Third Quarter 2024
Earnings Per Common Share of $1.50, or $1.52 as Adjusted (a)

NEW YORK, October 11, 2024 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the third quarter of 2024.

CEO COMMENTARY

BNY reported strong third quarter results, reflecting growth across our three business segments and consistent execution against our strategic priorities, with assets under custody and/or administration exceeding $50 trillion for the first time.

The company reported earnings per share of $1.50, up 22% year-over-year. Excluding the impact of notable items, earnings per share were $1.52, up 20% year-over-year, and we generated a return on tangible common equity of 23% in the third quarter.

Our actions to run our company better, including our ongoing transition to a platforms operating model, are starting to deliver progress toward our medium-term financial targets and additional capacity to reinvest for growth through new and enhanced client solutions. In the third quarter, this focus on being more for our clients included the announcement of the planned acquisition of Archer, that will deliver an enterprise solution to clients in the fast-growing managed account ecosystem, and the introduction of Alts Bridge to broaden investor access to Alternatives.
Powering our one-BNY culture is essential to continued execution, and I want to thank our employees for their hard work. The combination of our talented team, our portfolio of leading businesses working together, and the strength of our balance sheet, gives us a great foundation to deliver more to our clients and drive sustainable, long-term shareholder value.
– Robin Vince, President and Chief Executive Officer

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		3Q24 vs.
	3Q24	2Q24	3Q23
Selected income statement data:

Total fee revenue	$3,404	—%	5%
Investment and other revenue	196	N/M	N/M
Net interest income	1,048	2	3
Total revenue	$4,648	1%	5%
Provision for credit losses	23	N/M	N/M
Noninterest expense	$3,100	1%	—%
Net income applicable to common shareholders	$1,110	(3)%	16%
Diluted EPS	$1.50	(1)%	22%

Selected metrics:

AUC/A (in trillions)	$52.1	5%	14%
AUM (in trillions)	$2.1	5%	18%

Financial ratios:	3Q24	2Q24	3Q23

Pre-tax operating margin	33%	33%	30%
ROE	12.0%	12.7%	10.6%
ROTCE (a)	22.8%	24.6%	20.6%

Capital ratios:

Tier 1 leverage ratio	6.0%	5.8%	6.1%
CET1 ratio	11.9%	11.4%	11.3%

HIGHLIGHTS

Results
•Total revenue of $4.6 billion, increased 5%
•Noninterest expense of $3.1 billion, was flat; or increased 1% excluding notable items (a)
•Diluted EPS of $1.50, increased 22%; or 20% excluding notable items (a)

Profitability
•Pre-tax operating margin of 33%; and 33% excluding notable items (a)
•ROTCE of 22.8% (a); or 23.2% excluding notable items (a)

Balance sheet
•Average deposits of $285 billion, increased 9% year-over-year and were flat sequentially
•Tier 1 leverage ratio of 6.0%, decreased 4 bps year-over-year and increased 19 bps sequentially

Capital distribution
•Returned $1,078 million of capital to common shareholders
•$353 million of dividends
•$725 million of share repurchases
•Total payout ratio of 103% year-to-date

$1.50 EPS	$1.52 (a) Adj. EPS	33% Pre-tax margin	33% (a) Adj. Pre-tax margin	12.0% ROE	23.2% (a) Adj. ROTCE

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 3Q24 vs. 3Q23, unless otherwise noted.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY 3Q24 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q24 vs.
	3Q24	2Q24	3Q23	2Q24		3Q23
Fee revenue	$3,404	$3,398	$3,245	—%		5%
Investment and other revenue	196	169	159	N/M		N/M
Total fee and other revenue	3,600	3,567	3,404	1		6
Net interest income	1,048	1,030	1,016	2		3
Total revenue	4,648	4,597	4,420	1		5
Provision for credit losses	23	—	3	N/M		N/M
Noninterest expense	3,100	3,070	3,089	1		—
Income before taxes	1,525	1,527	1,328	—		15
Provision for income taxes	336	357	285	(6)		18
Net income	$1,189	$1,170	$1,043	2%		14%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,110	$1,143	$958	(3)%		16%
Operating leverage (a)				13	bps	480	bps
Diluted earnings per common share	$1.50	$1.52	$1.23	(1)%		22%
Average common shares and equivalents outstanding - diluted (in thousands)	742,080	751,596	781,781
Pre-tax operating margin	33%	33%	30%
Metrics:
Average loans	$69,205	$68,283	$63,962	1%		8%
Average deposits	284,686	284,843	262,108	—		9
AUC/A at period end (in trillions) (current period is preliminary)	52.1	49.5	45.7	5		14
AUM at period end (in trillions) (current period is preliminary)	2.14	2.05	1.82	5		18
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,648	$4,597	$4,418	1%		5%
Adjusted noninterest expense	$3,075	$3,077	$3,043	—%		1%
Adjusted operating leverage (a)				117	bps	416	bps
Adjusted diluted earnings per common share	$1.52	$1.51	$1.27	1%		20%
Adjusted pre-tax operating margin	33%	33%	31%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 3Q24 vs. 3Q23, unless otherwise noted)
•Total revenue increased 5%, primarily reflecting:
•Fee revenue increased 5%, primarily reflecting higher market values, net new business and higher foreign exchange revenue.
•Investment and other revenue increased primarily reflecting a strategic equity investment loss recorded in 3Q23 and improved results from our seed capital investments.
•Net interest income increased 3%, primarily reflecting improved investment securities portfolio yields and balance sheet growth, partially offset by changes in deposit mix.
•Provision for credit losses was $23 million, primarily driven by reserve increases related to commercial real estate exposure.
•Noninterest expense was flat reflecting higher investments and employee merit increases, offset by efficiency savings and a reduction in the FDIC special assessment. Excluding notable items (a), noninterest expense increased 1%.
•Effective tax rate of 22.0%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 14%, primarily reflecting higher market values, client inflows and net new business.
•AUM increased 18%, primarily reflecting higher market values and the favorable impact of a weaker U.S. dollar.

Capital and liquidity
•$353 million of dividends to common shareholders (b); $725 million of common share repurchases.
•Return on common equity (“ROE”) – 12.0%; Adjusted ROE – 12.2% (a).
•Return on tangible common equity (“ROTCE”) – 22.8% (a); Adjusted ROTCE - 23.2% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.9%.
•Tier 1 leverage ratio – 6.0%.
•Average liquidity coverage ratio (“LCR”) – 116%; Average net stable funding ratio (“NSFR”) – 132%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 3Q24 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Investment services fees:
Asset Servicing	$1,021	$1,018	$976	—%	5%
Issuer Services	285	322	281	(11)	1
Total investment services fees	1,306	1,340	1,257	(3)	4
Foreign exchange revenue	137	144	107	(5)	28
Other fees (a)	57	56	52	2	10
Total fee revenue	1,500	1,540	1,416	(3)	6
Investment and other revenue	105	104	65	N/M	N/M
Total fee and other revenue	1,605	1,644	1,481	(2)	8
Net interest income	609	595	600	2	2
Total revenue	2,214	2,239	2,081	(1)	6
Provision for credit losses	15	(3)	19	N/M	N/M
Noninterest expense	1,557	1,554	1,598	—	(3)
Income before taxes	$642	$688	$464	(7)%	38%

Total revenue by line of business:
Asset Servicing	$1,720	$1,687	$1,585	2%	9%
Issuer Services	494	552	496	(11)	—
Total revenue by line of business	$2,214	$2,239	$2,081	(1)%	6%

Pre-tax operating margin	29%	31%	22%

Securities lending revenue (b)	$47	$46	$46	2%	2%

Metrics:
Average loans	$11,077	$11,103	$11,236	—%	(1)%
Average deposits	$180,500	$178,495	$162,509	1%	11%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$37.5	$35.7	$32.3	5%	16%
Market value of securities on loan at period end (in billions) (d)	$484	$481	$406	1%	19%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.9 trillion at Sept. 30, 2024, $1.7 trillion at June 30, 2024 and $1.5 trillion at Sept. 30, 2023.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $67 billion at Sept. 30, 2024, $66 billion at June 30, 2024 and $63 billion at Sept. 30, 2023.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher market values and client activity, a strategic equity investment loss recorded in 3Q23, net new business and higher net interest income. The sequential increase primarily reflects higher net interest income and market values.
•Issuer Services – Total revenue was flat year-over-year reflecting higher Corporate Trust fees, offset by lower Depositary Receipts revenue. The sequential decrease primarily reflects lower Depositary Receipts revenue and net interest income.
•Noninterest expense decreased year-over-year primarily reflecting efficiency savings and lower severance expense, partially offset by higher investments and employee merit increases.

3

BNY 3Q24 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Investment services fees:
Pershing	$475	$474	$478	—%	(1)%
Treasury Services	200	202	180	(1)	11
Clearance and Collateral Management	354	338	305	5	16
Total investment services fees	1,029	1,014	963	1	7
Foreign exchange revenue	23	23	21	—	10
Other fees (a)	58	58	49	—	18
Total fee revenue	1,110	1,095	1,033	1	7
Investment and other revenue	20	23	16	N/M	N/M
Total fee and other revenue	1,130	1,118	1,049	1	8
Net interest income	415	417	401	—	3
Total revenue	1,545	1,535	1,450	1	7
Provision for credit losses	7	(2)	6	N/M	N/M
Noninterest expense	834	833	792	—	5
Income before taxes	$704	$704	$652	—%	8%

Total revenue by line of business:
Pershing	$649	$663	$657	(2)%	(1)%
Treasury Services	424	426	397	—	7
Clearance and Collateral Management	472	446	396	6	19
Total revenue by line of business	$1,545	$1,535	$1,450	1%	7%

Pre-tax operating margin	46%	46%	45%

Metrics:
Average loans	$42,730	$41,893	$37,496	2%	14%
Average deposits	$88,856	$91,371	$84,000	(3)%	6%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$14.3	$13.4	$13.1	7%	9%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year decrease primarily reflects lost business in the prior year and lower net interest income, partially offset by higher market values. The sequential decrease primarily reflects an equity investment gain recorded in 2Q24.
•Treasury Services – The year-over-year increase primarily reflects net new business. Total revenue was flat sequentially reflecting net new business, offset by lower net interest income.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management fees, clearance volumes and net interest income. The sequential increase primarily reflects higher clearance volumes and net interest income.
•Noninterest expense increased year-over-year primarily reflecting higher investments and employee merit increases, partially offset by efficiency savings.

4

BNY 3Q24 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Investment management fees	$782	$754	$748	4%	5%
Performance fees	13	8	30	N/M	N/M
Investment management and performance fees	795	762	778	4	2
Distribution and servicing fees	68	69	62	(1)	10
Other fees (a)	(68)	(64)	(50)	N/M	N/M
Total fee revenue	795	767	790	4	1
Investment and other revenue (b)	9	11	1	N/M	N/M
Total fee and other revenue (b)	804	778	791	3	2
Net interest income	45	43	39	5	15
Total revenue	849	821	830	3	2
Provision for credit losses	1	4	(9)	N/M	N/M
Noninterest expense	672	668	675	1	—
Income before taxes	$176	$149	$164	18%	7%

Total revenue by line of business:
Investment Management	$569	$549	$565	4%	1%
Wealth Management	280	272	265	3	6
Total revenue by line of business	$849	$821	$830	3%	2%

Pre-tax operating margin	21%	18%	20%
Adjusted pre-tax operating margin – Non-GAAP (c)	23%	20%	22%

Metrics:
Average loans	$13,648	$13,520	$13,519	1%	1%
Average deposits	$10,032	$11,005	$13,578	(9)%	(26)%

AUM (in billions) (current period is preliminary) (d)	$2,144	$2,045	$1,821	5%	18%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$333	$308	$292	8%	14%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(d)    Represents assets managed in the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects higher market values and improved seed capital results, partially offset by lower performance fees and the mix of AUM flows. The sequential increase primarily reflects higher market values, seed capital gains and the timing of performance fees.
•Wealth Management – The year-over-year increase primarily reflects higher market values and net interest income, partially offset by changes in product mix. The sequential increase primarily reflects higher market values.
•Noninterest expense was flat year-over-year reflecting efficiency savings, offset by employee merit increases and higher investments.

5

BNY 3Q24 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	3Q24	2Q24	3Q23
Fee revenue	$(1)	$(4)	$6
Investment and other revenue	55	29	74
Total fee and other revenue	54	25	80
Net interest (expense)	(21)	(25)	(24)
Total revenue	33	—	56
Provision for credit losses	—	1	(13)
Noninterest expense	37	15	24
(Loss) income before taxes	$(4)	$(16)	$45

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease primarily reflects 3Q23 debt extinguishment gains. The sequential increase primarily reflects gains on real estate and other investments.

•Noninterest expense increased year-over-year primarily driven by higher staff expense, partially offset by a reduction in the FDIC special assessment. The sequential increase in noninterest expense primarily reflects the impact of the adjustments to the FDIC special assessment recorded in 3Q24 and 2Q24.

6

BNY 3Q24 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2024	June 30, 2024	Dec. 31, 2023
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.9%	11.4%	11.5%
Tier 1 capital ratio	14.5	14.0	14.2
Total capital ratio	15.6	15.0	14.9
Tier 1 leverage ratio (a)	6.0	5.8	6.0
Supplementary leverage ratio (a)	7.0	6.8	7.3
BNY shareholders’ equity to total assets ratio	9.8%	9.5%	9.9%
BNY common shareholders’ equity to total assets ratio	8.8%	8.5%	8.9%

Average LCR (a)	116%	115%	117%
Average NSFR (a)	132%	132%	135%

Book value per common share	$51.78	$49.46	$47.97
Tangible book value per common share – Non-GAAP (b)	$28.01	$26.19	$25.25
Common shares outstanding (in thousands)	727,078	737,957	759,344
(a)    Regulatory capital and liquidity ratios for Sept. 30, 2024 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2024 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, for June 30, 2024 was the Standardized Approach, and for Dec. 31, 2023 was the Advanced Approaches.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $19.7 billion and Tier 1 capital totaled $24.0 billion at Sept. 30, 2024, both increasing compared with June 30, 2024, primarily reflecting capital generated through earnings and improvements in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends. The CET1 ratio increased compared with June 30, 2024 reflecting the increase in capital, partially offset by higher risk-weighted assets. The Tier 1 leverage ratio increased compared with June 30, 2024 reflecting the increase in capital, partially offset by higher average assets.

NET INTEREST INCOME

Net interest income				3Q24 vs.
(dollars in millions; not meaningful - N/M)	3Q24	2Q24	3Q23	2Q24		3Q23
Net interest income	$1,048	$1,030	$1,016	2%		3%
Add: Tax equivalent adjustment	—	1	—	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,048	$1,031	$1,016	2%		3%

Net interest margin	1.16%	1.15%	1.18%	1	bps	(2) bps
Net interest margin (FTE) – Non-GAAP (a)	1.16%	1.15%	1.18%	1	bps	(2) bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting improved investment securities portfolio yields and balance sheet growth, partially offset by changes in deposit mix.

•The sequential increase in net interest income primarily reflects higher sponsored member cleared repo activity.

7

BNY 3Q24 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year-to-date
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Fee and other revenue
Investment services fees	$2,344	$2,359	$2,230	$6,981	$6,601
Investment management and performance fees	794	761	777	2,331	2,315
Foreign exchange revenue	175	184	154	511	488
Financing-related fees	53	53	45	163	147
Distribution and servicing fees	38	41	39	121	107
Total fee revenue	3,404	3,398	3,245	10,107	9,658
Investment and other revenue	196	169	159	547	437
Total fee and other revenue	3,600	3,567	3,404	10,654	10,095
Net interest income
Interest income	6,652	6,392	5,519	19,140	14,685
Interest expense	5,604	5,362	4,503	16,022	11,441
Net interest income	1,048	1,030	1,016	3,118	3,244
Total revenue	4,648	4,597	4,420	13,772	13,339
Provision for credit losses	23	—	3	50	35
Noninterest expense
Staff	1,736	1,720	1,755	5,313	5,264
Software and equipment	491	476	452	1,442	1,331
Professional, legal and other purchased services	370	374	368	1,093	1,121
Net occupancy	130	134	140	388	380
Sub-custodian and clearing	117	134	121	370	358
Distribution and servicing	90	88	87	274	265
Business development	48	50	36	134	122
Bank assessment charges	10	(7)	37	20	118
Amortization of intangible assets	12	13	15	37	43
Other	96	88	78	275	298
Total noninterest expense	3,100	3,070	3,089	9,346	9,300
Income
Income before taxes	1,525	1,527	1,328	4,376	4,004
Provision for income taxes	336	357	285	990	906
Net income	1,189	1,170	1,043	3,386	3,098
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(7)	(2)	(3)	(11)	(4)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,182	1,168	1,040	3,375	3,094
Preferred stock dividends	(72)	(25)	(82)	(169)	(189)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,110	$1,143	$958	$3,206	$2,905

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
(in dollars)
Basic	$1.51	$1.53	$1.23	$4.29	$3.68
Diluted	$1.50	$1.52	$1.23	$4.26	$3.66

8

BNY 3Q24 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items						3Q24 vs.
(dollars in millions, except per share amounts)	3Q24		2Q24	3Q23		2Q24		3Q23
Total revenue – GAAP	$4,648		$4,597	$4,420		1%		5%
Less: Disposal gain (a)	—		—	2
Adjusted total revenue – Non-GAAP	$4,648		$4,597	$4,418		1%		5%

Noninterest expense – GAAP	$3,100		$3,070	$3,089		1%		—%
Less: Severance expense (b)	40		29	41
Litigation reserves (b)	2		2	5
FDIC special assessment (b)	(17)		(38)	—
Adjusted noninterest expense – Non-GAAP	$3,075		$3,077	$3,043		—%		1%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,110		$1,143	$958		(3)%		16%
Less: Disposal gain (a)	—		—	—
Severance expense (b)	(31)		(22)	(32)
Litigation reserves (b)	(2)		—	(4)
FDIC special assessment (b)	13		29	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,130		$1,136	$994		(1)%		14%

Diluted earnings per common share – GAAP	$1.50		$1.52	$1.23		(1)%		22%
Less: Disposal gain (a)	—		—	—
Severance expense (b)	(0.04)		(0.03)	(0.04)
Litigation reserves (b)	—		—	(0.01)
FDIC special assessment (b)	0.02		0.04	—
Total diluted earnings per common share impact of notable items	(0.03)	(c)	0.01	(0.05)
Adjusted diluted earnings per common share – Non-GAAP	$1.52	(c)	$1.51	$1.27	(c)	1%		20%
Operating leverage – GAAP (d)						13	bps	480	bps
Adjusted operating leverage – Non-GAAP (d)						117	bps	416	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 3Q24 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	3Q24	2Q24	3Q23
Income before taxes – GAAP	$1,525	$1,527	$1,328
Impact of notable items (a)	(25)	7	(44)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,550	$1,520	$1,372

Total revenue – GAAP	$4,648	$4,597	$4,420
Impact of notable items (a)	—	—	2
Adjusted total revenue, excluding notable items – Non-GAAP	$4,648	$4,597	$4,418

Pre-tax operating margin – GAAP (b)	33%	33%	30%
Adjusted pre-tax operating margin – Non-GAAP (b)	33%	33%	31%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	3Q24	2Q24	3Q23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,110	$1,143	$958
Add: Amortization of intangible assets	12	13	15
Less: Tax impact of amortization of intangible assets	3	3	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,119	$1,153	$970
Impact of notable items (a)	(20)	7	(36)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,139	$1,146	$1,006

Average common shareholders’ equity	$36,772	$36,044	$35,873
Less: Average goodwill	16,281	16,229	16,237
Average intangible assets	2,827	2,834	2,875
Add: Deferred tax liability – tax deductible goodwill	1,220	1,213	1,197
Deferred tax liability – intangible assets	656	655	657
Average tangible common shareholders’ equity – Non-GAAP	$19,540	$18,849	$18,615

Return on common equity – GAAP (b)	12.0%	12.7%	10.6%
Adjusted return on common equity – Non-GAAP (b)	12.2%	12.7%	11.0%

Return on tangible common equity – Non-GAAP (b)	22.8%	24.6%	20.6%
Adjusted return on tangible common equity – Non-GAAP (b)	23.2%	24.4%	21.4%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

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BNY 3Q24 Financial Results
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, acquisition and related integration activity, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2024. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and our other filings with the Securities and Exchange Commission, and, with respect to any planned acquisition, such transaction not closing in a timely manner or at all or the anticipated benefits of such transaction not being fully realized.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For 240 years BNY has partnered alongside clients, putting its expertise and platforms to work to help them achieve their ambitions. Today BNY helps over 90% of Fortune 100 companies and nearly all the top 100 banks globally to access the money they need. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of Sept. 30, 2024, BNY oversees $52.1 trillion in assets under custody and/or administration and $2.1 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY employs over 50,000 people globally and has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on Oct. 11, 2024. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 11, 2024. An archived version of the third quarter conference call and audio webcast will be available beginning on Oct. 11, 2024 at approximately 2:00 p.m. ET through Nov. 11, 2024 at www.bny.com/investorrelations.

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